JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of this Amendment No. 3 to Schedule 13D (“Joint Schedule”), and any further amendments thereto, with respect to the common stock, par value $0.01 per share, of Kronos Worldwide, Inc., and further agree that this Joint Filing Agreement may be included as an exhibit to the Joint Schedule and any further amendments thereto.
Each of the undersigned agrees and acknowledges that each party hereto is responsible for the timely filing of the Joint Schedule and any and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness and accuracy of the information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.  Any party may terminate this agreement with respect to future amendments of the Joint Schedule by delivering written notice to each other party of such termination.

Dated: September 4, 2019

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

NLKW HOLDING, LLC

By: /s/ Robert D. Graham
Robert D. Graham
Chief Executive Officer

NL INDUSTRIES, INC.

By: /s/ Robert D. Graham
Robert D. Graham
Vice Chairman of the Board and Chief Executive Officer

VALHI, INC.

By: /s/ Robert D. Graham
Robert D. Graham
Vice Chairman of the Board, President and Chief Executive Officer

DIXIE RICE AGRICULTURAL L.L.C.

By: /s/ Robert D. Graham
Robert D. Graham
Chairman of the Board, President and Chief Executive Officer

CONTRAN CORPORATION

By: /s/ Robert D. Graham
Robert D. Graham
President and Chief Executive Officer

HAROLD C. SIMMONS FAMILY TRUST NO. 2

By:	Tolleson Private Bank, not in its individual capacity but solely as trustee of the Harold C. Simmons Family Trust No. 2

By:	/s/ Tracey L. Reyes
Name:	Tracey L. Reyes
Title:	Vice President, Director of Private Trust

/s/ Lisa K. Simmons
Lisa K. Simmons

/s/ Serena Simmons Connelly
Serena Simmons Connelly